Exhibit 23.2



                       Consent of Coopers & Lybrand L.L.P

             CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of MedImmune, Inc. on Form S-8 of our report dated February 6, 1997, on our audits of the financial statements and financial statement schedule of MedImmune, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the MedImmune, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.





                                   COOPERS & LYBRAND L.L.P.






Rockville, Maryland
June 4, 1997